                                                                    Exhibit 15.1

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Commissioners:

We are  aware  that (i) our  report  dated  October  30,  2003  relating  to the unaudited reviewed financial statements of Catskill Development, L.L.C. and (ii)
our report dated October 30, 2003 relating to the unaudited  reviewed  financial statements of Monticello Raceway  Development  Company,  LLC are incorporated by reference in this  Registration  Statement of Empire Resorts,  Inc. on Amendment
No. 3 to Form S-3.

/s/ Bachrach, Waschitz & Waschitz, LLP

 Bachrach, Waschitz & Waschitz, LLP

Monticello, New York
December 29, 2003